                                   EXHIBIT 1
                                   ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------


Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: February 11, 1997
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                      SMITH BARNEY INC.



                      By: /s/ Marla A. Berman
                         ---------------------------
                         Name:  Marla A. Berman
                         Title:   Assistant Secretary


                      SMITH BARNEY HOLDINGS INC.



                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:   Assistant Secretary


                      TRAVELERS GROUP INC.



                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:   Assistant Secretary




                                                                    Exhibit 99.1